Exhibit 3.1

BYLAWS

OF

BIOFUEL ENERGY CORP.

AMENDED AND RESTATED AS OF FEBRUARY 26, 2009

ARTICLE I

Offices

SECTION 1.01.  Registered Office.  The registered office of BioFuel Energy Corp. (hereinafter the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be Corporation Service Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 1.02.  Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.01.  Place of Meetings.  The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board.  Any previously scheduled meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of stockholders.

SECTION 2.02.  Annual Meetings.  The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such hour as shall from time to time be fixed by the Board.

SECTION 2.03.  Special Meetings.  Except as otherwise required by law or by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chairman of the Board, by the Chief Executive Officer or by the President or (ii) pursuant to a resolution adopted by the majority of the Board.

SECTION 2.04.  Notice of Meetings.  Except as otherwise provided by law or by the Certificate, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

To the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the extent permitted under the rules and regulations of the U. S. Securties and Exchange Commission (“SEC”) or any national securities exchange (as defined by the rules and regulations of the SEC) on which the Corporation’s stock is then listed, or if otherewise consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

“Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder or who shall waive notice thereof as provided in Article VI of these Bylaws.  Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 2.05.  Quorum.  Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.

SECTION 2.06.  Adjournments.  The chairman of the meeting may adjourn the meeting from time to time whether or not a quorum is present.  In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting may adjourn the meeting with respect to the vote(s) to be taken by such class or series.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.07.  Order of Business.  At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (a) by or at the direction of the Board, (b) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or (c) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.07, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.07.  At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the special meeting specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board.

At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the Chairman of the Board and the President, such person as shall be selected by the Board shall act as chairman of the meeting.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made.  To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting:  (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting, and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting.  If a stockholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting, or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.07.  The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (e) of the fourth preceding sentence.  The term “public announcement” shall mean disclosure (a) either (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto.

SECTION 2.08.  List of Stockholders.  It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name.  Such list shall be produced and kept available at the times and places required by law.

SECTION 2.09.  Voting.  Except as otherwise provided by law or by the Certificate, (x) each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of stockholders to such number of votes, if any, for each share of such stock, as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, (y) each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock and shall vote at all times, except as otherwise required by the Certificate or applicable law, together with the stockholders of Class B Common Stock as one class, and (z) each stockholder of record of Class B Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock and shall vote at all times, except as otherwise required by the Certificate or applicable law, together with the stockholders of Common Stock as one class, in each case, registered in such stockholder’s name on the books of the Corporation:

(a) on the date fixed pursuant to Section 5.06 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may do so in person or by proxy appointed by such stockholder or by such stockholder’s attorney thereto authorized.  Any such proxy may be in either written or electronic form, and shall be delivered to the Secretary at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies.  No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.   Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. An electronic proxy (which may be transmitted via telephone, e-mail, the Internet or such other electronic means as the Board may determine from time to time) shall be deemed executed if the Corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL or any successor provision thereto.

At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Certificate or these Bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.

SECTION 2.10.  Inspectors.  The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof.  Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting.  Inspectors need not be stockholders.  No director or nominee for the office of director shall be appointed such inspector.

SECTION 2.11.  Written Consent.  At any time when the Certificate permits action by one or more series or classes of stockholders of the Corporation to be taken by written consent, the provisions of this Section 2.11 shall apply. All consents properly delivered in accordance with the Certificate, this section and the DGCL shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 2.11, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action, without a meeting by less than unanimous written consent, shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of the meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

ARTICLE III

Board of Directors

SECTION 3.01.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate.  If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

SECTION 3.02.  Number, Qualification and Election.  Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock, the number of directors shall be not less than the minimum number permitted under the DGCL, the exact number of directors to be determined from time to time by resolution adopted by the Board.

The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock, or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders by a plurality of those stockholders voting thereon.

SECTION 3.03.  Notification of Nominations.  Subject to the rights of the holders of any series of Preferred Stock and any applicable provisions of contractual arrangements with any stockholder, nominations for the election of directors at any annual meeting may be made by the Board or by any stockholder who is a stockholder of record at the time of the giving of notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of directors.  Any stockholder of record entitled to vote for the election of directors at any annual meeting may nominate persons for election as directors only if timely notice of such stockholder’s intent to make such nomination is given in proper written form to the Secretary.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, not less than 90 nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made.  To be in proper written form, each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect.  The chairman of an annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representation required by clause (f) of the immediately preceding sentence.  Only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as directors of the Corporation.

Notwithstanding anything in the immediately preceding paragraph of this Section 3.03 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

SECTION 3.04.  Quorum and Manner of Acting.  Except as otherwise provided by law, the Certificate or these Bylaws, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 3.05.  Place of Meeting.  Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 3.06.  Meetings.  Regular meetings may be held at such place on such date and at such time as may be fixed from time to time by the Board.  Special meetings of the Board shall be held whenever called by the Chairman of the Board or by a majority of the directors then in office, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.

SECTION 3.07.  Notice of Meetings.  Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given.  Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least three days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than two days before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Every such notice shall state the time and place, but need not state the purpose of the meeting.

SECTION 3.08.  Rules and Regulations.  The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 3.09.  Participation in Meeting by Means of Communications Equipment.  Any one or more members of the Board, or any committee thereof, may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.10.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing and, if required by law, the writing or writings are filed with the minutes of proceedings of the Board or of such committee.  Such filing shall be in paper form.

SECTION 3.11.  Resignations.  Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary.  Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.12.  Vacancies.  Subject to the rights of the holders of any series of Preferred Stock and any applicable provisions of contractual arrangements with any stockholder, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall only be filled by the Board.  Any director elected in accordance with the preceding sentence of this Section 3.12 shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

SECTION 3.13.  Compensation.  Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash, stock or other equity-based awards) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine.  In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director.  Nothing contained in this Section 3.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

SECTION 3.14.  Establishment of Committees of the Board of Directors.  The Board may from time to time by resolution create committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe.  A majority of all the members of any such committee may determine its actions and rules or procedures, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide.  Subject to any applicable provisions of contractual arrangements with any stockholder, the Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

Officers

SECTION 4.01.  Number; Term of Office; Salary.  The officers of the Corporation shall be elected by the Board and shall consist of a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer.  In addition, the Board may elect such other officers or agents with such titles and such duties as the Board may from time to time determine (or may delegate such power to such committee or officer as the Board may from time to time determine), each to have such authority, functions or duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided.  One person may hold the offices and perform the duties of any two or more officers.  The Board may require any officer or agent to give security for the faithful performance of such person’s duties.  The salaries of the officers shall be fixed from time to time in the manner prescribed by the Board.

SECTION 4.02.  Removal.  Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board.

SECTION 4.03.  Resignation.  Any officer may resign at any time by giving notice to the Board, the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.04.  Chairman of the Board.  The Chairman of the Board shall be an officer of the Corporation and shall preside at meetings of the stockholders and of the Board.  The Chairman of the Board shall have the power to perform all of the duties usually incumbent upon a Chairman of the Board of a corporation and incident to the office of the Chairman of the Board.  The Chairman of the Board shall also have such powers and perform such duties as are assigned by these Bylaws and shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as may from time to time be assigned by the Board.  The Chairman of the Board, if so elected by the Board, may also act as the Chief Executive Officer and/or the President.

SECTION 4.05.  President.  The President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.  The President shall perform all of the duties usually incumbent upon a President of a corporation and incident to the office of the President.  The President shall also have such powers and perform such duties as are assigned by these Bylaws and shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as may from time to time be assigned by the Board.  The President shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders and, if the President is a member of the Board, of the Board.  The President, if so elected by the Board, may also act as the Chairman of the Board and/or the Chief Executive Officer.

SECTION 4.06.  Vice President.  Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board.  A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board may from time to time determine.

SECTION 4.07.  Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds of the Corporation.  The Treasurer shall regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction for this purpose full and adequate account of all moneys received or paid by the Treasurer for the account of the Corporation; the Treasurer shall exhibit such books of account and records to any of the directors of the Corporation at any time upon request at the office of the Corporation where such books and records shall be kept and shall render a detailed statement of these accounts and records to the Board as often as it shall require the same.  The Treasurer shall also have such powers and perform such duties as are assigned the Treasurer by these Bylaws and shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as from time to time may be assigned by the Board.  The Board shall have the right to appoint one or more Assistant

Treasurers who shall have the same powers and duties as the Treasurer to be performed in the Treasurer’s absence.

SECTION 4.08.  Secretary.  It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and, in general, shall perform all of the duties incident to the office of Secretary.  The Secretary shall also have such powers and perform such duties as are assigned the Secretary by these Bylaws and shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as from time to time may be assigned by the Board.  The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board may from time to time determine.  The Board shall have the right to appoint one or more Assistant Secretaries who shall have the same powers and duties as the Secretary to be performed in the Secretary’s absence.

ARTICLE V

Capital Stock

SECTION 5.01.  Certificates for Shares.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both.  To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board.  The certificates representing shares of stock of each class shall be signed by or in the name of the Corporation by the President or a Vice President and the Treasurer, the Secretary or any Assistant Secretary.  Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 5.02.  Transfer of Shares.  Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards to the Corporation; provided, further, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer.  No transfer of shares shall be valid as against the Corporation, its stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5.03.  Registered Stockholders and Addresses of Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Each stockholder shall designate to the Secretary, or transfer agent of the Corporation, an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

SECTION 5.04.  Lost, Destroyed and Mutilated Certificates.  The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.05.  Regulations.  The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation, and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 5.06.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by stockholders to be taken by written consent), the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 5.07.  Transfer Agents and Registrars.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI

Miscellaneous

SECTION 6.01.  Seal.  The Board may provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6.02.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board.

SECTION 6.03.  Waiver of Notice.  Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

SECTION 6.04.  Amendments.  These Bylaws may be made, amended, altered, changed, added to or repealed by the Board or by the stockholders of the Corporation at any meeting of the Board or of the stockholders by a vote of two-thirds of the stockholders entitled to vote thereon who are present in person or represented by proxy (and where a separate vote by class or series is required with respect to any such proposed change, a two-thirds vote cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series); provided, in the case of a meeting of the stockholders, that notice of the proposed change was given in the notice of the meeting of the stockholders.

SECTION 6.05.  Execution of Documents.  The Board, or any committee thereof, shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.  Such delegation may be by resolution or otherwise, and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine.  In the absence of such designation referred to in the first sentence of this Section 6.05, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 6.06.  Checks.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board, or any such committee thereof, or as set forth in these Bylaws.  In the absence of such a determination, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 6.07.  Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board, or any committee thereof, shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 6.08.  Dividends.  Subject to the requirements of the DGCL and the Certificate, dividends upon the capital stock of the Corporation, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock.  Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

SECTION 6.09.  Subject to Law and the Certificate.  All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of applicable law and the Certificate.